UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 30, 2025 (July 28, 2025)

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

10000 Avalon Boulevard, Suite 1000,

Alpharetta, Georgia 30009

Registrant’s telephone number, including area code: (678) 534-5849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2025, Bakkt Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Clear Street LLC and Cohen & Co. Capital Markets, a division of Cohen & Company Securities, LLC (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and issue to the Underwriters an aggregate of 6,753,627 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and, for certain purchasers, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 746,373 shares of Common Stock (the “Offering”). The price to the public in the Offering was $10.00 per Share and $9.9999 per Pre-Funded Warrant, which is the price per share at which the Shares are being sold to the public in the Offering, minus the $0.0001 exercise price per Pre-Funded Warrant. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days, to purchase up to an additional 1,125,000 Shares and at the public offering price, less underwriting discounts and commissions.

The Offering closed on July 30, 2025. The Offering was made pursuant to an effective registration statement on Form S-3 (File No. 333-288361) (the “Registration Statement”) previously filed with the Securities and Exchange Commission on June 26, 2025, and declared effective on July 3, 2025, and related prospectus supplement dated July 28, 2025.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $75 million, before deducting fees to the underwriters and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to purchase Bitcoin and other digital assets in accordance with its Investment Policy, for working capital and for general corporate purposes

The Underwriting Agreement contains customary representations, warranties and agreements by the Company (including a lock-up agreement, pursuant to which, subject to specified exceptions, the Company has agreed not to offer or transfer Shares during the 60 day period following the date of the Underwriting Agreement), customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and termination provisions. In connection with the Offering, the Company’s officers and directors and Intercontinental Exchange Holdings, Inc. (“ICE”) have also entered into lock-up agreements, pursuant to which, subject to specified exceptions, they have agreed not to offer or transfer their Shares during the 90-day period following the date of the Underwriting Agreement.

The Pre-Funded Warrants are exercisable at any time so long as the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would not exceed 4.99% of the number of Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Pre-Funded Warrant. Such percentage may be increased or decreased to any number not in excess of 9.99% at the holder’s election upon notice to the Company, any such increase not to take effect until the 61st day after notice to the Company. The Pre-Funded Warrants contain standard adjustments to the exercise price, including for stock splits, stock dividends and pro rata distributions and contain customary terms regarding the treatment of such Pre-Funded Warrants in the event of a fundamental transaction, which include but are not limited to a merger or consolidation involving the Company, a sale of all or substantially all of the assets of the Company, or a business combination resulting in any person acquiring more than 50% of the voting power of the capital stock of the Company.

The foregoing descriptions of the material terms of the Offering, the Shares, the Pre-Funded Warrants and the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement and the form of Pre-Funded Common Stock Purchase Warrant, which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on August 12, 2024, the Company, Bakkt Opco Holdings, LLC (the “Borrower”), the subsidiaries of the Company party thereto as guarantors and ICE, as lender, entered into a Revolving Credit Agreement (the “ICE Credit Facility”). ICE is an existing stockholder of the Company and holds greater than ten percent (10%) of the Company’s capital stock. In addition, an affiliate of ICE employs David Clifton, who is currently serving on the Company’s board of directors. The Company also has certain commercial agreements with certain affiliates of ICE.

On July 30, 2025, the Borrower and the Company terminated the ICE Credit Facility and repaid all outstanding principal, interest and fees due thereunder through the date of termination. The ICE Credit Facility was scheduled to mature on December 31, 2026 and provided the Borrower with a $40.0 million secured revolving line of credit.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Offering, the Company’s Board of Directors and its Compensation Committee (the “Compensation Committee”) approved a one-time award of stock options to purchase up to $74.5 million worth of Common Stock (the “Options”), in the aggregate, to 10 employees. No consideration was received by the Company for the granting of the Options. Due to the limited share reserve under the Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan (the “Omnibus Incentive Plan”), the Options were approved by the Board of Directors outside the Omnibus Incentive Plan and are subject to stockholder approval. Notwithstanding the foregoing, the Options will be governed in all respects as if issued under the Omnibus Incentive Plan, except with respect to the Omnibus Incentive Plan’s minimum vesting requirements. Accordingly, the Compensation Committee will administer the Options and have the authority in its sole discretion to, among other actions: construe, interpret and implement the Options; amend the Options in any respect without stockholder approval; and determine the treatment of the Options in the event of a change in control of the Company.

Consistent with the purpose of the Omnibus Incentive Plan and subject to stockholder approval, the Options are structured as a commitment by the grantee to exercise a predetermined number of Options every quarter for eight quarters (such committed number of Options, the “Mandatory Exercise Options”). The exercise price of the Options is equal to the closing price reported for a share of Common Stock on the grant date (i.e., July 29, 2025) as reported on the New York Stock Exchange ($10.00). For each quarter in which the grantee exercises the Mandatory Exercise Options, the grantee will be entitled to exercise an additional number of Options (the “Optional Exercise Options”) which Optional Exercise Options will become exercisable for a period of up to two years. The grantee must personally fund the exercise price in order to exercise the Mandatory Exercise Options, as net settlement of the Mandatory Exercise Options will not be permitted. The grantee may either personally fund the exercise price in order to exercise the Optional Exercise Options or may elect to net settle the Optional Exercise Options.

Subject to stockholder approval, the award pool for Options will be $74.5 million (the “Total Pool”). The Total Pool will be divided into two sub-pools from which the grantees will receive options to purchase Common Stock in the following amounts:

1.

Pool One: 81% of the Total Pool will be allocated to Pool One. For each grantee in Pool One, 1/8 of their Options will become exercisable each quarter (the “Quarterly Tranche”), with 20% of each Quarterly Tranche being Mandatory Exercise Options, and the remainder of the Quarterly Tranche being Optional Exercise Options.

2.

Pool Two: 19% of the Total Pool will be allocated to Pool Two. For each grantee in Pool Two, 1/8 of their Options will become exercisable each quarter, with 10% of each Quarterly Tranche being Mandatory Exercise Options, and the remainder of the Quarterly Tranche being Optional Exercise Options.

Each quarter, a Quarterly Tranche will become exercisable as follows:

•	The Mandatory Exercise portion of the tranche will be exercisable over a two-day period in the applicable quarter (the “Mandatory Exercise Period”).

•

If the grantee exercises the Mandatory Exercise portion of the tranche during the Mandatory Exercise Period, then the remaining portion of the Quarterly Tranche will become exercisable for a period of two years thereafter. The grantee may choose when within that two year period to exercise the Optional Exercise Options.

•

If the grantee does not exercise the Mandatory Exercise portion of any Quarterly Tranche during the Mandatory Exercise Period, then all remaining Options (for that quarter and all future quarters) will be forfeited.

Subject to stockholder approval, any portion of the Options, including both the Mandatory Exercise portion and/or the Optional Exercise portion of any Quarterly Tranche, may be exercised on an accelerated basis prior to the applicable quarter in which the Quarterly Tranche would otherwise become exercisable (but not before the first Mandatory Exercise Period); provided, that any shares of Common Stock acquired on exercise of Optional Exercise Options will be subject to a trading lock up and will not be freely tradable, sellable or transferrable until the date on which the Optional Exercise Options would otherwise have become exercisable pursuant to the Quarterly Tranche schedule described above.

Item 7.01	Regulation FD Disclosure.

On July 28, 2025, the Company issued a press release announcing the Offering. A copy of the press releases is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

On July 28, 2025, the Company also issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

On July 30, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 are being furnished hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

1.1†+	Underwriting Agreement, dated as of July 28, 2025, by and among the Company, Clear Street LLC and Cohen & Co. Capital Markets, a division of Cohen & Company Securities, LLC.

4.1†	Form of Pre-Funded Warrant.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

99.1	Press Release, dated July 28, 2025.

99.2	Press Release, dated July 28, 2025.

99.3	Press Release, dated July 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond the Company’s control.

Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: the Company’s ability to continue as a going concern; the Company’s ability to grow and manage growth profitably; the possibility that the Company may be unable to obtain the applicable regulatory approvals to execute on the cooperation agreement with Distributed Technologies Research Global Ltd. (“DTR”); finalizing the proposed commercial agreement with DTR, including whether such agreement will be executed on terms favorable to the Company or if at all, or be completed on the expected timeline, and whether the Company will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom; the regulatory environment for crypto currencies and digital stablecoin payments; changes in the Company’s business strategy, including its adoption of its updated investment policy (“Investment Policy”) as described in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 10, 2025 (the “June 10, 2025 8-K”); the price of digital assets, including Bitcoin; risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual, form and decentralized network; the fluctuation of the Company’s operating results, including because the Company may be required to account for its digital assets at fair value; the Company’s ability to time the price of its purchase of digital assets pursuant to its strategy; the impact of the market value of digital assets on the Company’s ability to satisfy its financial obligations, including any debt financings; unrealized fair value gains on its digital asset holdings subjecting the Company to the corporate alternative minimum tax; legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets the Company holds, including Bitcoin, as a security causing the Company to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940; competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin; enhanced regulatory oversight as a result of the Company’s Investment Policy; the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets; the concentration of the Company’s expected digital asset holdings relative to non-digital assets; the inability to use the Company’s digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual form and decentralized network; the Company or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to its digital assets; the loss of access to or theft or data loss of the Company’s digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions; if the Company elects to hold its digital assets through a third-party custodian, the loss of direct control over its digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are comprised, including as a result of a cyber-attack; the Company not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers; the non-performance, breach of contract or other violations by counterparties assisting the Company in effecting its Investment Policy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; volatility and disruptions in the crypto, digital payments and stablecoin markets that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company and market sentiments regarding crypto currencies, digital payments and stablecoins; the possibility that the Company may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors; the Company’s ability to launch new services and products, including with its expected commercial partners, or to profitably expand into new markets and services; the Company’s ability to execute its growth strategies, including identifying and executing acquisitions and divestitures and the Company’s initiatives to add new clients; the Company’s ability to reach definitive agreements with its expected commercial counterparties; the Company’s ability to successfully complete a strategic transaction of the Loyalty business; the Company’s failure to comply with extensive government regulations, oversight, licensure and appraisals; uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto; the Company’s ability to establish and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; the Company’s ability to maintain the listing of its securities on the New York Stock Exchange; and other risks and uncertainties indicated in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2024 and its most recent quarterly report on Form 10-Q for the quarter ended March 31, 2025, and the risks regarding the Company’s adoption of its Investment Policy set forth in Exhibit 99.1 to the June 10, 2025 8-K.

You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.
Date: July 30, 2025

/s/ Marc D’Annunzio
Name: Marc D’Annunzio
General Counsel and Secretary